Exhibit 99.1

News Release From Nuance Communications
FOR IMMEDIATE RELEASE

Contacts:

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces First Quarter Fiscal 2013 Results

37% Operating Cash Flow Growth and 29% Revenue Growth

Driven by Strength in Mobile and Healthcare

BURLINGTON, Mass., February 7, 2013 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter fiscal 2013, ended December 31, 2012.

Nuance reported GAAP revenue of $462.3 million in the first quarter fiscal 2013, a 28.2% increase over GAAP revenue of $360.6 million in the first quarter of fiscal 2012. Nuance reported non-GAAP revenue of $492.4 million, which includes $30.1 million in revenue lost to accounting treatment in conjunction with acquisitions. First quarter fiscal 2013 non-GAAP revenue grew 28.9% over non-GAAP revenue of $382.0 million in the first quarter of fiscal 2012.

In the first quarter of fiscal 2013, Nuance recognized GAAP net loss of ($22.1) million, or ($0.07) per share, compared with GAAP net income of $9.3 million, or $0.03 per diluted share, in the first quarter of fiscal 2012. In the first quarter of fiscal 2013, Nuance reported non-GAAP net income of $113.0 million, or $0.35 per diluted share, compared to non-GAAP net income of $108.5 million, or $0.34 per diluted share, in the first quarter of fiscal 2012. Nuance’s first quarter fiscal 2013 non-GAAP operating margin was 29.2%, down from 32.5% in the first quarter of fiscal 2012. Nuance reported cash flow from operations of $122.9 million in the first quarter of fiscal 2013, a 37.3% increase over $89.5 million in the first quarter of fiscal 2012. Nuance ended the first quarter of fiscal 2013 with a balance of cash and cash equivalents of $961.1 million.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

“In the first quarter, Nuance delivered 37% operating cash flow growth and 29% revenue growth,” said Tom Beaudoin, Nuance executive vice president and CFO. “Across our markets, Nuance’s ability to deliver customized voice and natural language solutions that understand user intent continues to drive unprecedented customer interest, positioning us well for growth throughout the remainder of fiscal 2013. We are focused on leveraging our recent investments in products, sales and implementation teams, as we work to capitalize on our market opportunity.”

Highlights from the quarter include:

•

Healthcare – For Nuance’s healthcare solutions, first quarter fiscal 2013 non-GAAP revenue was $217.4 million, up 49.6% from the first quarter of fiscal 2012. During the first quarter, bookings included large eScription, Dragon Medical, radiology and coding contracts. Key healthcare customers included AHS, Atlanta, Bassett Healthcare, Christiana Care, Dolby, HCA, Novant Health, Palmeto Health, PeaceHealth, UMass and University of Missouri.

•

Mobile & Consumer – For Nuance’s mobile and consumer solutions, first quarter fiscal 2013 non-GAAP revenue was $131.7 million, up 21.4% from the first quarter of fiscal 2012. Key mobile customers, new bookings or design wins in the quarter included Amazon, Apple, BMW, Comcast, DoCoMo, Huawei, Kyocera, LGE, Oi, OnStar, Panasonic, Pantech, Prosodie, Renault, Samsung, Sony and ZTE.

•

Enterprise – For Nuance’s enterprise solutions, first quarter fiscal 2013 non-GAAP revenue was $83.7 million, up 10.4% from the first quarter of fiscal 2012. Key enterprise customers in the quarter included Australian Department of Immigration and Citizenship, Bank of America, Barclay Card, Caremark, Century Link, CVS, Disney, Energex, FedEx, Health Care Service Corporation, HM Revenue & Customs, Huntington Bank, ICICI Prudential, ING, Moshi Moshi, Paypal, Royal Bank of Scotland, Skatteverket, Spansion, T-Systems, TD Bank, Telstra, USAA and Wells Fargo.

•

Imaging – For Nuance’s document imaging solutions, first quarter fiscal 2013 revenue was $59.6 million, up 13.7% from the first quarter of fiscal 2012. Key imaging customers in the quarter included Canon, Deloitte, EMC, First Bank, Gibson Dunn & Crutcher, and Husky Oil.

Conference Call and Prepared Remarks

Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, February 7, 2013 at 5:00 EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1085 or (612) 234-9960 at least five minutes prior to the call and referencing code 279312. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 279312.

About Nuance Communications, Inc

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding continued growth in fiscal 2013 and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or

“estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2012 filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2012 and 2011, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.

The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from SafeCom, Quantim and JA Thomas for the three months ended December 31, 2012, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.

In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.

The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.

Non-Cash Expenses.

The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.

The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash, and gains or losses on non-controlling strategic equity interests.

The Company believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three months ended December 31,
	2012	2011
Revenues:
Product and licensing	$197,900	$164,734
Professional services and hosting	200,305	139,582
Maintenance and support	64,063	56,327

Total revenues	462,268	360,643

Cost of revenues:
Product and licensing	26,309	18,764
Professional services and hosting	125,156	90,154
Maintenance and support	14,797	11,020
Amortization of intangible assets	16,310	14,934

Total cost of revenues	182,572	134,872

Gross profit	279,696	225,771

Operating expenses:
Research and development	68,721	52,054
Sales and marketing	117,135	90,397
General and administrative	44,784	31,315
Amortization of intangible assets	25,426	23,203
Acquisition-related costs, net	15,733	14,611
Restructuring and other charges, net	1,667	2,864

Total operating expenses	273,466	214,444

Income from operations	6,230	11,327

Other expense, net	(36,887)	(11,396)

Loss before income taxes	(30,657)	(69)

Benefit from income taxes	(8,561)	(9,409)

Net (loss) income	$(22,096)	$9,340

Net income per share:
Basic	$(0.07)	$0.03

Diluted	$(0.07)	$0.03

Weighted average common shares outstanding:
Basic	312,571	304,011

Diluted	312,571	320,536

Nuance Communications, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	December 31, 2012	September 30, 2012
	Unaudited
Current assets:
Cash and cash equivalents	$961,088	$1,129,761
Accounts receivable, net	382,400	381,417
Prepaid expenses and other current assets	220,186	190,128

Total current assets	1,563,674	1,701,306
Land, building and equipment, net	128,730	116,134
Goodwill	3,234,620	2,955,477
Intangible assets, net	1,019,554	906,538
Other assets	153,190	119,585

Total assets	$6,099,768	$5,799,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,919	$148,542
Redeemable convertible debentures	—	231,552
Contingent and deferred acquisition payments	29,113	49,685
Accounts payable and accrued expenses	306,336	328,374
Deferred revenue	248,908	206,610

Total current liabilities	589,276	964,763
Long-term portion of debt	2,330,078	1,735,811
Deferred revenue, net of current portion	127,372	108,481
Other liabilities	270,781	243,279

Total liabilities	3,317,507	3,052,334

Equity component of currently redeemable convertible debentures	—	18,430

Stockholders' equity	2,782,261	2,728,276

Total liabilities and stockholders' equity	$6,099,768	$5,799,040

Nuance Communications, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three months ended December 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(22,096)	$9,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,429	45,835
Stock-based compensation	45,271	32,787
Non-cash interest expense	9,986	7,699
Deferred tax benefit	(4,077)	(12,720)
Other	(1,925)	583
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,815	(23,931)
Prepaid expenses and other assets	(9,104)	1,074
Accounts payable	(18,692)	10,757
Accrued expenses and other liabilities	9,241	(6,852)
Deferred revenue	55,100	24,961

Net cash provided by operating activities	122,948	89,533

Cash flows from investing activities:
Capital expenditures	(15,104)	(25,658)
Payments for business and technology acquisitions, net of cash acquired	(446,192)	(111,785)
Proceeds from sales and maturities of marketable securities and other investments	456	20,759
Change in restricted cash balances	—	6,747

Net cash used in investing activities	(460,840)	(109,937)

Cash flows from financing activities:
Payments of debt	(144,835)	(1,665)
Proceeds from long-term debt, net of issuance costs	352,611	676,500
Payments for repurchases of common stock	—	(199,997)
(Payments for) proceeds from settlement of share-based derivatives, net	(177)	348
Payments of other long-term liabilities	(1,012)	(2,649)
Excess tax benefits on employee equity awards	4,974	—
Proceeds from issuance of common stock from employee stock plans	1,906	7,234
Cash used to net share settle employee equity awards	(43,859)	(33,001)

Net cash provided by financing activities	169,608	446,770

Effects of exchange rate changes on cash and cash equivalents	(389)	(4)

Net (decrease) increase in cash and cash equivalents	(168,673)	426,362
Cash and cash equivalents at beginning of period	1,129,761	447,224

Cash and cash equivalents at end of period	$961,088	$873,586

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

	Three months ended December 31
	2012	2011
GAAP revenue	$462,268	$360,643
Acquisition-related revenue adjustments: product and licensing	20,430	18,332
Acquisition-related revenue adjustments: professional services and hosting	7,063	952
Acquisition-related revenue adjustments: maintenance and support	2,656	2,122

Non-GAAP revenue	$492,417	$382,049

GAAP cost of revenue	$182,572	$134,872
Cost of revenue from amortization of intangible assets	(16,310)	(14,934)
Cost of revenue adjustments: product and licensing (1,2)	1,983	2,228
Cost of revenue adjustments: professional services and hosting (1,2)	(2,088)	(4,406)
Cost of revenue adjustments: maintenance and support (1,2)	(2,103)	(45)

Non-GAAP cost of revenue	$164,054	$117,715

GAAP gross profit	$279,696	$225,771
Gross profit adjustments	48,667	38,563

Non-GAAP gross profit	$328,363	$264,334

GAAP income from operations	$6,230	$11,327
Gross profit adjustments	48,667	38,563
Research and development (1)	8,860	5,883
Sales and marketing (1)	16,847	11,817
General and administrative (1)	14,873	10,544
Amortization of intangible assets	25,426	23,203
Costs associated with IP collaboration agreements	5,250	5,250
Acquisition-related costs, net	15,733	14,611
Restructuring and other charges, net	1,667	2,864

Non-GAAP income from operations	$143,553	$124,062

GAAP benefit from income taxes	$(8,561)	$(9,409)
Non-cash taxes	14,766	15,709

Non-GAAP provision for income taxes	$6,205	$6,300

GAAP net (loss) income	$(22,096)	$9,340
Acquisition-related adjustment—revenue (2)	30,149	21,406
Acquisition-related adjustment—cost of revenue (2)	(2,483)	(2,320)
Acquisition-related costs, net	15,733	14,611
Cost of revenue from amortization of intangible assets	16,310	14,934
Amortization of intangible assets	25,426	23,203
Non-cash stock-based compensation (1)	45,271	32,787
Non-cash interest expense, net	9,986	7,699
Non-cash income taxes	(14,766)	(15,709)
Costs associated with IP collaboration agreements	5,250	5,250
Change in fair value of share-based instruments	2,510	(5,520)
Restructuring and other charges, net	1,667	2,864

Non-GAAP net income	$112,957	$108,545

Non-GAAP diluted net income per share	$0.35	$0.34

Diluted weighted average common shares outstanding	323,489	320,536

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations, continued

(in thousands)

Unaudited

	Three months ended December 31
	2012	2011
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$185	$92
Cost of professional services and hosting	2,403	4,406
Cost of maintenance and support	2,103	45
Research and development	8,860	5,883
Sales and marketing	16,847	11,817
General and administrative	14,873	10,544

Total	$45,271	$32,787

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$30,149	$21,406
Cost of product and licensing	(2,168)	(2,320)
Cost of professional services and hosting	(315)	—

Total	$27,666	$19,086

Nuance Communications, Inc.

Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued

(in millions)

Unaudited

Healthcare	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013
GAAP Revenue	$145.1	$149.7	$184.5	$189.3	$668.6	$204.7
Adjustment	$0.2	$0.2	$0.0	$0.4	$0.8	$12.7

Non-GAAP Revenue	$145.3	$149.9	$184.5	$189.7	$669.4	$217.4

Mobile & Consumer	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013
GAAP Revenue	$103.4	$110.3	$126.0	$143.2	$483.0	$128.8
Adjustment	$5.1	$4.8	$6.4	$9.0	$25.3	$2.9

Non-GAAP Revenue	$108.5	$115.1	$132.4	$152.2	$508.3	$131.7

Enterprise	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013
GAAP Revenue	$72.2	$79.6	$74.1	$89.1	$315.0	$83.7
Adjustment	$3.6	$11.8	$0.4	$1.2	$17.0	$0.0

Non-GAAP Revenue	$75.8	$91.4	$74.5	$90.3	$332.0	$83.7

Imaging	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013
GAAP Revenue	$39.9	$50.7	$47.1	$47.2	$184.9	$45.1
Adjustment	$12.5	$10.6	$9.7	$10.7	$43.5	$14.5

Non-GAAP Revenue	$52.4	$61.3	$56.8	$57.9	$228.4	$59.6

Schedules may not add due to rounding.